Exhibit 99.1

Startek Reports Third Quarter 2020 Financial Results

- Sequential Quarterly Improvements Across Key Financial Metrics Demonstrate

Continued Progress of Recovery -

- Focus on Cost Management and Digital Optimization Drives Strong Operational Momentum -

GREENWOOD VILLAGE, CO – November 9, 2020 - Startek, Inc. (NYSE:SRT), a global provider of customer experience management solutions, is reporting financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Financial Highlights ($ in millions)

	Q3 2020	Q2 2020	Q3 2019
Net Revenue	$162.7	$142.2	$164.6
Gross Profit	$22.9	$15.8	$28.5
Gross Margin	14.1%	11.1%	17.3%
SG&A Expenses	$14.9	$14.6	$22.9
Net Income/(Loss)[1]	$0.4	$(5.2)	$(2.8)
Adjusted EBITDA[2]	$15.6	$8.8	$13.4

Management Commentary

“Our third quarter performance demonstrates our continued progress in recovering from the pandemic and further improving operational efficiency,” said Aparup Sengupta, Executive Chairman and Global CEO of Startek. “We drove sequential quarterly improvements across all key financial metrics, as well as significant year-over-year growth on the bottom line. Further, we are operating at close to full strength relative to pre-COVID levels, with over 90% of our global workforce now active in either remote or on-campus environments. I am proud of our team’s agility and deep commitment to maintaining the quality and continuity of our services during this challenging period.

“The operational improvements and digital initiatives we have implemented over the past several quarters have allowed us to expand our scope of work within our core verticals and launch several new client programs, all while maintaining a keen focus on cost management. This has been further supported by continued robust demand in the e-commerce and healthcare sectors, where clients are increasingly leveraging our differentiated, rapidly evolving digital solutions. Our recently introduced StarCloud omnichannel platform also continues to provide a seamless and secure customer experience for our clients by enabling remote work environments for our teams across the globe.

“Looking ahead, we expect our digital initiatives to be a key driver of both future revenue growth and operating leverage, as we believe the hybrid remote work structure is here to stay for the long-term. As such, we have recently reduced our physical capacity by nearly 10%. We remain well prepared for a resurgence in COVID-19 cases within any of our geographies, as we now have the flexibility to quickly pivot operations with our StarCloud technology. With a strong foundation in place, we believe we are in the early innings of the next phase of growth for Startek as we look to carry our momentum into next year.”

[1] Reflects net income (loss) attributable to Startek shareholders.

[2] Refer to the note below about Non-GAAP financial measures.

Third Quarter 2020 Financial Results

Net revenue in the third quarter was $162.7 million compared to $164.6 million in the third quarter of 2019. The slight decrease was driven by depreciation of the Argentina Peso & the Indian Rupees, warrant contra revenue and the continued impact of COVID-19 lockdowns and lower active workforce in certain geographies. On a constant currency basis, net revenue increased 3.5% compared to the prior year period.

Gross profit in the third quarter was $22.9 million compared to $28.5 million in the year-ago quarter. Gross margin was 14.1% compared to 17.3% in the year ago quarter. The decrease was primarily driven by higher outsourcing, contract, maintenance and communication expenses, partially offset by lower travelling and recruitment costs.

Selling, general and administrative (SG&A) expenses in the third quarter decreased to $14.9 million compared to $22.9 million in the year-ago quarter. As a percentage of revenue, SG&A improved 480 basis points to 9.1% compared to 13.9% in the year-ago quarter as a result of the cost reductions the company has implemented over the last 12 months and in response to COVID-19.

Net income attributable to Startek shareholders in the third quarter increased significantly to $0.4 million or $0.01 per diluted share, compared to a net loss of $2.8 million or $(0.07) per share in the year-ago quarter. The increase was driven by prudent expense management throughout the organization.

Adjusted net income* in the third quarter increased significantly to $3.3 million, or $0.08 per diluted share, compared to an adjusted net loss* of $0.5 million or $(0.01) per share in the year-ago quarter.

Adjusted EBITDA* in the third quarter increased 16.8% to $15.6 million compared to $13.4 million in the year-ago quarter. The increase was primarily driven by the aforementioned cost reductions and focus on prudent expense management.

On September 30, 2020, cash and restricted cash increased slightly to $56.6 million compared to $56.4 million at June 30, 2020. The increase is primarily the result of continued tight control over costs and accounts payable and deferred principal debt payments. Total debt at the end of the quarter reduced to $136.0 million compared to $149.9 million at June 30, 2020, primarily due to lower drawdowns of the revolver and working capital facilities. As a result, net debt at September 30, 2020 reduced to $79.4 million compared to $93.5 million at June 30, 2020. Per conditions of the company’s Restated Senior Debt agreement, Startek plans to make a $4.2 million principal repayment in November that was previously deferred.

*A non-GAAP measure defined below.

Conference Call and Webcast Details

Startek management will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial results. The conference call will be followed by a question and answer period.

Date: Monday, November 9, 2020

Time: 5:00 p.m. Eastern time

Toll-free dial-in number: (844) 239-5283

International dial-in number: (574) 990-1022

Conference ID: 6192319

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here, as well as in the investor relations section of the company’s website at www.startek.com.

A telephonic replay of the conference call will also be available after 8:00 p.m. Eastern time on the same day through November 16, 2020

Toll-free replay number: (855) 859-2056

International replay number: (404) 537-3406

Replay ID: 6192319

About Startek

Startek is a global provider of tech-enabled business process management solutions. The company provides omni-channel customer experience, digital transformation, and technology services to some of the finest brands globally. Startek is committed to impacting clients’ business outcomes by focusing on enhancing customer experience and digital & AI enablement across all touch points and channels. Startek has more than 40,000 CX experts spread across 46 delivery campuses in 13 countries. The company services over 250 clients across a range of industries such as Banking and Financial Services, Insurance, Technology, Telecom, Healthcare, Travel & Hospitality, Ecommerce, Consumer Goods, Retail, and Energy & Utilities. To learn more about Startek’s global solutions, please visit www.startek.com.

Forward-Looking Statement

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause Startek's actual results to differ materially from those expressed or implied by any such forward-looking statements. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission (SEC) on March 12, 2020, as well as other filings with the SEC, for further information on risks and uncertainties that could affect Startek's business, financial condition and results of operation. Copies of these filings are available from the SEC, the Company’s website or the Company’s investor relations department. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Investor Relations

Sean Mansouri, CFA

Gateway Investor Relations

(949) 574-3860

investor@startek.com

STARTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	163,097	164,630	466,926	487,054
Warrant contra revenue	(410)	-	(1,173)	(730)
Net Revenue	162,687	164,630	465,753	486,324
Cost of services	(139,808)	(136,142)	(407,003)	(403,064)
Gross profit	22,879	28,488	58,750	83,260
Selling, general and administrative expenses	(14,876)	(22,926)	(46,774)	(71,938)
Impairment losses and restructuring/exit cost	12	(220)	(24,545)	(2,069)
Acquisition related cost	-	-	-	11
Operating Income/ (Loss)	8,015	5,342	(12,569)	9,264
Share of (loss) / profit of equity accounted investees	(5)	(16)	(25)	988
Interest expense, net	(3,988)	(3,372)	(10,684)	(11,864)
Exchange loss, net	(621)	(1,880)	(331)	(2,558)
Income /(Loss) before income taxes	3,401	74	(23,609)	(4,170)
Income tax expense	1,649	3,436	5,808	4,550
Net lncome / (Loss)	1,752	(3,362)	(29,417)	(8,720)

Net income/ (Loss)
Net income /(loss) attributable to non-controlling interests	1,385	(575)	1,990	1,007
Net income/ (loss) attributable to Startek shareholders	367	(2,787)	(31,407)	(9,727)

Net gain /(loss) per common share - basic	0.01	(0.07)	(0.80)	(0.26)
Net gain /(loss) per common share - diluted	0.01	(0.07)	(0.80)	(0.26)
Weighted average common shares outstanding - basic	40,275	38,467	39,143	38,011
Weighted average common shares outstanding - diluted	40,626	38,467	39,143	38,011

STARTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net Income / (Loss)	1,752	(3,362)	(29,417)	(8,720)
Net income/ (Loss) attributable to non-controlling interests	1,385	(575)	1,990	1,007
Net Income/ (Loss) attributable to Startek shareholders	367	(2,787)	(31,407)	(9,727)

Other comprehensive (loss) / income, net of taxes:
Foreign currency translation adjustments	936	(1,899)	(2,729)	(1,299)
Change in fair value of derivative instruments	103	(298)	(577)	50
Pension amortization	774	(9)	(1,856)	(70)
Comprehensive (loss) / income	1,813	(2,206)	(5,162)	(1,319)

Other comprehensive (loss) / income, net of taxes
Other comprehensive (loss) / income attributable to non-controlling interest	413	(19)	(1,211)	(45)
Other comprehensive (loss) / income attributable to Startek shareholders	1,400	(2,187)	(3,951)	(1,274)
	1,813	(2,206)	(5,162)	(1,319)
Comprehensive (loss) / income
Comprehensive (loss)/income attributable to non-controlling interests	1,798	(594)	779	962
Comprehensive (loss)/ income attributable to Startek shareholders	1,767	(4,974)	(35,358)	(11,001)
	3,565	(5,568)	(34,579)	(10,039)

STARTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	48,463	20,464
Restricted cash	8,122	12,162
Trade accounts receivable, net	77,767	108,479
Unbilled revenue	40,126	41,449
Prepaid and other current assets	12,612	12,008
Total current assets	187,090	194,562
Property, plant and equipment, net	34,423	37,507
Operating lease right-of-use assets	70,256	73,692
Intangible assets, net	103,042	110,807
Goodwill	196,633	219,341
Investment in associates	109	553
Deferred tax assets, net	2,782	5,251
Prepaid expenses and other non-current assets	13,140	16,370
Total assets	607,475	658,083
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payables	14,591	25,449
Accrued expenses	64,375	45,439
Short term debt	15,206	26,491
Current maturity of long term debt	19,142	18,233
Current maturity of operating lease obligation	18,649	19,677
Other current liabilities	39,854	37,159
Total current liabilities	171,817	172,448
Long term debt	101,626	130,144
Operating lease liabilities	52,854	54,341
Other non-current liabilities	17,378	11,140
Deferred tax liabilities, net	16,596	18,226
Total liabilities	360,271	386,299
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, 60,000,000 non-convertible shares, $0.01 par value, authorized; 40,288,453 and 38,525,636 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	403	385
Additional paid-in capital	287,221	276,827
Accumulated deficit	(77,965)	(46,145)
Accumulated other comprehensive loss	(9,973)	(6,022)
Equity attributable to Startek shareholders	199,686	225,045
Non-controlling interest	47,518	46,739
Total stockholders’ equity	247,204	271,784
Total liabilities and stockholders’ equity	607,475	658,083

STARTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Operating Activities
Net loss	$(29,417)	$(8,720)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,279	22,056
Impairment of goodwill	22,708	-
Loss /(profit) on sale of property, plant and equipment	181	(223)
Provision for doubtful accounts	2,089	1,238
Warrant contra revenue	1,173	730
Share-based compensation expense	447	1,151
Deferred income taxes	1,192	209
Share of loss / (profit) of equity accounted investees	25	(988)
Changes in operating assets and liabilities:
Trade accounts receivable, net	26,171	(1,529)
Prepaid expenses and other assets, current and noncurrent	(117)	(950)
Trade accounts payable	(10,155)	(5,236)
Income taxes, net	1,300	(2,267)
Accrued expenses and other liabilities, current and noncurrent	27,421	1,150
Net cash generated from operating activities	$64,297	$6,621

Investing Activities
Purchases of property, plant and equipment	(10,141)	(9,027)
Proceeds from equity-accounted investees	429	1,317
Net cash used in investing activities	$(9,712)	$(7,710)

Financing Activities
Proceeds from the issuance of common stock	8,379	6,563
Payments on long term debt	(4,200)	(7,000)
Proceeds from (payments on) other debt, net	(34,549)	5,831
Net cash (used in) / generated from financing activities	$(30,370)	$5,394

Net increase in cash and cash equivalents	24,215	4,305
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(256)	(497)
Cash and cash equivalents and restricted cash at the beginning of the period	32,626	24,569
Cash and cash equivalents and restricted cash at the end of the period	$56,585	$28,377

Components of cash and cash equivalents and restricted cash
Balances with banks	48,463	17,795
Restricted cash	8,122	10,582
Total cash and cash equivalents and restricted cash	$56,585	$28,377

Supplemental disclosure of Cash Flow Information
Cash paid for Interest and other finance cost	10,392	11,179
Cash paid for income taxes	2,752	6,740
Non cash warrant contra revenue	1,173	730
Non cash share-based compensation expenses	447	1,151

STARTEK, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURE

(In thousands)

(Unaudited)

This press release contains references to the non-GAAP financial measure of Adjusted EBITDA. Reconciliation of this non-GAAP measure to its comparable GAAP measure is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. It is provided solely to assist in an investor’s understanding of these items on the comparability of the Company’s operations.

Adjusted EBITDA:

The Company defines non-GAAP Adjusted EBITDA as Net loss plus Income tax expense, Interest and other expense, net, Depreciation and amortization expense, Restructuring and other acquisition related cost, Share-based compensation expense and Warrant contra revenue (if applicable). Management uses Adjusted EBITDA as a performance measure to analyze the performance of our business. Management believes that excluding these non-cash and other non-recurring items permits a more meaningful comparison and understanding of our strength and performance of our ongoing operations for our investors and analysts.

Adjusted EPS:

Adjusted EPS is a non-GAAP financial measure presenting the earnings generated by our ongoing operations that we believe is useful to investors in making meaningful comparisons to other companies, although our measure of Adjusted EPS may not be directly comparable to similar measures used by other companies, and period-over-period comparisons. Adjusted EPS is defined as our diluted earnings per common share attributable to StarTek shareholders adjusted to exclude the effects of the amortization of acquisition-related intangible assets, investments that investors may want to evaluate separately (such as based on fair value) and the impact of certain events, gains, losses or other charges that affect period-over-period comparisons. Acquisition-related intangible assets are recognized as a result of the application of Accounting Standards Codification Topic (“ASC”) 805, Business Combinations (such as customer relationships and Brand), and their amortization is significantly affected by the size and timing of our acquisitions.

Adjusted EBITDA:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net Profit/(Loss)	1,752	(3,362)	(29,417)	(8,720)
Income tax expense	1,649	3,436	5,808	4,550
Interest and other expense, net	3,993	3,388	10,708	10,876
Exchange loss, net	621	1,880	331	2,558
Depreciation and amortization expense	6,951	7,424	21,279	22,056
Impairment losses and restructuring cost	(12)	220	24,545	2,058
Share-based compensation expense	238	370	447	1,151
Warrant contra revenue	410	-	1,173	730
Adjusted EBITDA	15,602	13,356	34,874	35,259

Adjusted EPS:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Profit/ (Loss) attributable to Startek shareholders	367	(2,787)	(31,407)	(9,727)
Add: Share based compensation expense	238	370	447	1,151
Add: Amortization of intangible assets	2,279	1,962	6,801	6,701
Add: Warrant contra revenue	410	-	1,173	730
Add: Goodwill impairment loss	-	-	22,708	-
Adjusted net income / (loss) (non-GAAP)	3,294	(455)	(277)	(1,145)

Weighted average common shares outstanding - Basic & Diluted	40,275	38,467	39,143	38,011
Weighted average common shares outstanding - Diluted	40,626	38,467	39,143	38,011

Adjusted EPS - Basic	0.08	(0.01)	(0.01)	(0.03)
Adjusted EPS - Diluted	0.08	(0.01)	(0.01)	(0.03)